Exhibit 99.1

PRIVATE EQUITY CONSORTIUM SUCCESSFULLY COMPLETES TENDER OFFER FOR SHARES OF BIOMET

NEW YORK, NY, July 12, 2007 – LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. announced today the successful completion of the tender offer for all outstanding common shares of Biomet, Inc. (NASDAQ: BMET). LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. are indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG. The tender offer expired, as scheduled, at 12:00 midnight, New York City time, on Wednesday, July 11, 2007.

The depositary for the offer has advised that, as of the expiration of the offer, a total of approximately 203,573,642 Biomet shares were validly tendered and not withdrawn in the offer (including shares tendered by notices of guaranteed delivery), representing approximately 82.85% of Biomet’s outstanding shares. LVB Acquisition Merger Sub, Inc. has accepted for payment all Biomet shares that were validly tendered in the offer.

Pursuant to the terms of the previously announced merger agreement, LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. expect to effect a merger of LVB Acquisition Merger Sub, Inc. with and into Biomet. In the merger, LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. will acquire all other Biomet shares at the same $46.00 per share price, without interest and less any required withholding taxes, that was paid in the tender offer. As a result of the merger, Biomet will become a wholly-owned subsidiary of LVB Acquisition, LLC. LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. intend to complete the merger as soon as practicable following the satisfaction of the conditions in their merger agreement with Biomet.

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About Biomet

Biomet, Inc. and its subsidiaries design, manufacture, and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

About The Blackstone Group

The Blackstone Group is a leading global alternative asset manager and provider of financial advisory services. The Blackstone Group is one of the largest independent alternative asset managers in the world. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. For further information visit: http://www.blackstone.com.

About Goldman Sachs & Co.

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division, which has formed 13 investment vehicles aggregating $56 billion of capital to date.

About Kohlberg Kravis Roberts & Co.

Kohlberg Kravis Roberts & Co. (KKR) is one of the world’s oldest and most experienced private equity firms specializing in management buyouts. Founded in 1976, it has offices in New York, Menlo Park, London, Paris, Hong Kong, and Tokyo. Throughout its history, KKR has brought a long-term investment approach to its portfolio companies, focusing on working in partnership with management teams and investing for future competitiveness and growth. Over the past 30 years, KKR has completed over 150 transactions with a total value of over US$294 billion.

About TPG

TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, New York, Minneapolis, Fort Worth, Melbourne, Menlo Park, Moscow, Mumbai, Shanghai, Singapore and Tokyo, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG’s investments span a variety of industries including healthcare, retail/consumer, airlines, media and communications, industrials, technology and financial services. Please visit www.tpg.com.

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Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance that the forward-looking statements contained herein will prove to be accurate. Some of the factors that could cause actual results and forward-looking statements contained herein to differ include: the results and related outcomes of the review by a special committee of the Biomet Board of Directors, including: the impact of the restatement of Biomet’s financial statements or other actions that may be taken or required as a result of the special committee’s review, the impact of any tax consequences, including any determination that Biomet’s filed tax returns were not true, correct and complete, the impact of any determination that some of the options may not have been validly issued under the stock option plans, the impact of the determination that certain of Biomet’s financial statements were not prepared in accordance with GAAP and/or the required reporting standards under applicable securities rules and regulations, the impact of the determination of the existence of a material weakness in Biomet’s internal controls and the reevaluation of certain of the findings and conclusions in Biomet Management’s Report on Internal Controls, the consequences of the determination that Biomet’s disclosure controls and procedures required by the Securities Exchange Act were not effective, and the impact of any determination that some of Biomet’s insurance policies may not be in full force and effect and/or that Biomet may not be in compliance with the terms and conditions of the policies; litigation and governmental investigations or proceedings which may arise out of Biomet’s stock option granting practices or the restatement of Biomet’s financial statements; Biomet’s inability to meet NASDAQ requirements for continued listing; the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated merger agreement; the outcome of any legal proceedings that may be instituted against Biomet and others following announcement of the amended and restated merger agreement; the inability to complete the offer or complete the merger due to the failure to satisfy the conditions required to complete the offer and the merger; risks that the proposed transaction disrupts current plans and operations and Biomet’s potential difficulties in employee, distributor, supplier and customer retention as a result of the offer and the merger; and other risk factors as set forth from time to time in Biomet’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation that Biomet’s objectives will be achieved. LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc. undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Biomet will file with the SEC a proxy or information statement. The proxy or information statement will be mailed to the shareholders of Biomet. Biomet’s shareholders are urged to read the proxy or information statement and other relevant materials when they become available because they will contain important information about the merger and Biomet. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Biomet by going to Biomet’s Investor Relations page on its corporate website at http://www.Biomet.com.

Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the merger. Information about Biomet’s executive officers and directors and their ownership of Biomet stock is set forth in the Information Statement on Schedule 14f that was filed with the SEC on July 2, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the merger by reading the preliminary and definitive proxy or information statements regarding the merger, which will be filed with the SEC.

Contacts:

Owen Blicksilver

516-742-5950